UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

5501 LBJ Freeway
5th Floor
Dallas
Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On September 10, 2019, Wingstop Restaurants Inc. (“WRI”), a wholly-owned subsidiary of Wingstop Inc. (the “Company”), completed its previously announced acquisition of a commercial office building (the “Building”) located in Addison, Texas pursuant to a Commercial Contract of Sale (the “Agreement”), dated June 19, 2019, with Westerman Realty Interests, LLC. Pursuant to the Agreement, WRI purchased the building and underlying parcel of land (the “Property”) for a purchase price of $18,300,000 (the “Purchase Price”). The Building contains approximately 80,000 square feet of office space, which the Company intends to convert into its new headquarters after making appropriate upgrades and renovations. The Company funded the Purchase Price with cash on hand.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

10.1
Commercial Contract of Sale, by and between Westerman Realty Interests, LLC and Wingstop Restaurants Inc., dated as of June 19, 2019, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37425) on June 25, 2019 and incorporated herein by reference.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	September 16, 2019	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial and Accounting Officer)